UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2006

Chembio Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-85787	88-0425691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3661 Horseblock Road, Medford, NY 11763
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (631) 924-1135

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 13, 2006, Chembio Diagnostics, Inc. (the “Company”) filed Amended and Restated Certificates of Designations related to its Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and its Series B 9% Convertible Preferred Stock (the “Series B Preferred Stock”). The purpose of the changes was to improve the Company’s prospects to obtain additional financing to pursue its business plans. The Company received the requisite consents of the holders of the Series A Preferred Stock and Series B Preferred Stock to make the requested changes. The following summary of the principal changes is qualified by reference to the full text of the Amended and Restated Certificates of Designation which are attached as Exhibits 4.2A and 4.9A to this Report.

The dividend payment provision of the Series A Preferred Stock and the Series B Preferred Stock have been modified so that in-kind dividend payments will be calculated based upon the market value of the Company’s common stock at the time of the dividend payment rather than the conversion price. Vicis Capital Master Fund, the holder of approximately 30% of the outstanding Series A Preferred Stock, will receive dividends on the Series A Preferred Stock in cash unless the Company elects to pay the dividend in stock and Vicis Capital Master Fund elects to accept the dividend in stock.

The percentage of outstanding shares of Series B Preferred Stock necessary to amend the Series B Preferred Stock was changed from 100% to 75% for changes pertaining to the anti-dilution provisions, the dividend rate and the fixed conversion price, and from 100% to 51% for all other matters.

The Company agreed with the preferred stockholders to make additional dividend payments to reflect an adjustment for any previous dividend payment which was made when the market value of the Company’s common stock was less than the conversion price. As a result, the Company has agreed to issue an aggregate of 83,757 shares of Common Stock to the holders of the Series A Preferred Stock and an aggregate of 89,379 shares of Common Stock to the holders of the Series B Preferred Stock.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

4.2A	Amended and Restated Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of Chembio Diagnostics, Inc.

4.9A	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B 9% Convertible Preferred Stock of Chembio Diagnostics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

  Date: June 14, 2006     CHEMBIO DIAGNOSTICS, INC.

By:    /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer